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                                                                     EXHIBIT 5.1



                     TELECOMUNICACIONES DE PUERTO RICO, INC.
                    P.O. BOX 360998, SAN JUAN, PR 00936-0998




                                    January 3, 2000



Telecomunicaciones de
   Puerto Rico, Inc.
PO Box 360998
San Juan, PR  00936-0998

RE:   TELECOMUNICACIONES DE PUERTO RICO, INC.
      REGISTRATION STATEMENT ON FORM S-8

Gentlemen and Ladies:

      I am issuing this opinion in my capacity as General Counsel to Telecomunicaciones de Puerto Rico, Inc., a Puerto Rico corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Common Stock, with no par value (the "Common Stock"), on a Registration Statement on Form S-8 (the "Registration Statement").

      The Registration Statement relates to the issuance or sale of up to One Million Seven Hundred and Fifty Thousand (1,750,000) shares of Common Stock pursuant to the Employee Stock Ownership Plan of the Company comprising an employee benefit plan (the "Plan"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

      As such counsel, I have made such legal and factual examinations and inquiries as I have deemed advisable for the purpose of rendering this opinion. Based upon the foregoing, it is my opinion that the Common Stock, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

      The opinions contained herein relate solely to the Commonwealth of Puerto Rico General Corporation Law, and I express no opinion herein concerning the laws of any other jurisdiction.

      This opinion is rendered to the Company in connection with the filing by the Company of the Registration Statement with the SEC pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without or prior written consent, except as noted below.

      I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,



                                    Jose E. Arroyo
                                    General Counsel